EXHIBIT 10.2


                                                       ROBERT  F.  CARMICHAEL
                                                       Senior  Vice  President
                                                       200  E.  Robinson  Street
                                                       Suite  555
                                                       Orlando,  Florida  32801
                                                       Tel.  (407)  241-3738
                                                       Fax   (407)  241-3749

                                August 15,  2005


Tierra  del  Sol  Resorts,  L.P.
c/o  Resorts  Development  Group,  LLC
2462  Sand  Lake  Road
Orlando,  FL  32809
Attn.:  Malcolm  J.  Wright

Dear  Mr.  Wright:

     KeyBank National Association (hereinafter "KeyBank", or "Lender") hereby offers, subject to the terms and conditions hereinafter set forth, to make the following commercial real estate mortgage loan (the "Loan"):

BORROWER:                TDS  Resort  Phase  2,  L.P.,  a  limited  partnership
                         organized  under  the laws of the State of Florida (the
                         "Borrower"). The Borrower shall be established in a manner satisfactory to Lender, to be special purpose entities (i.e., bankruptcy remote) and are required to have an independent director.


GUARANTOR(S):            Malcolm  J.  Wright  ("Wright")  and  American  Leisure
                         Holdings, Inc., a corporation organized under the laws of the State of Florida ("ALH"); jointly and severally.


DESCRIPTION OF PROJECT:  The  Loan  (sometimes  referred  to  herein  as  the
                         "Phase II Loan") is being committed to concurrently with a second loan in the amount of $96,600,000.00. Both loans relate to construction of phases of a development known as "Tierra del Sol" (the "Project"). The Loan which is the subject of this Commitment is for Phase II of the Project, and the second loan is for Phase I.

                         Additionally, an entity related to the Lender, KeyBanc Capital Markets, is underwriting the issuance of a Community Development District ("CDD") bonds, with net proceeds in the amount of approximately $21,139,322.00, which will be used for the payment of Project costs and to purchase common land. Borrower shall comply with all requirements of KeyBanc with respect to the CDD issuance. This Loan will be cross-defaulted with the Phase I Loan and any other credits and/or obligations of the Borrower and/or Guarantors.

USE  OF
PROCEEDS:                The  Phase  II  Loan  proceeds  are  to  be used solely
                         for the purpose of being invested as equity in Phase I property and to pay off existing land loans encumbering
                         Phase II of the Tierra del Sol project.


PHASE II LOAN AMOUNT:    The  principal  amount  of  the  Phase  II  Loan  shall
                         not  exceed  FOURTEEN  MILLION  EIGHT  HUNDRED  FIFTY
                         THOUSAND AND NO/100 DOLLARS ($14,850,000.00) or so much thereof as may be advanced from time to time to or for the benefit of the Borrower subject to the terms and conditions of the Loan Agreement (the "Loan Amount").


TERM /PRINCIPAL
REPAYMENT:               If  not  sooner  paid,  the  entire  principal  balance
                         outstanding, together with all unpaid interest thereon, fees, and costs and expenses incurred by Lender, shall be due and payable in full on the eighteenth (18th) calendar month anniversary of the Date of Closing
                         ("Maturity").


EQUITY
REQUIREMENT:             Borrower  shall  provide  evidence  reasonably
                         satisfactory to the Lender that Borrower's land appreciation equity invested in the Project indicates a loan-to-value ratio of not more than fifty percent
                         (50%).


INTEREST  RATE:          The  proceeds  of  the  Loan  shall  bear  interest  at
                         the  30-Day  LIBOR  Adjusted  Daily Rate plus the LIBOR
                         Rate  Margin. The LIBOR Rate Margin shall be 3.10%. The
                         LIBOR  Rate  shall  be the average rate as shown in Dow
                         Jones Markets (formerly Telerate) (Page 3750) at which deposits in United States Dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) two (2) business days prior to the date an advance is made in an amount of the advance and with a maturity equal to the applicable Interest Period. The LIBOR Rate will be adjusted for any applicable reserves and taxes if required by future regulations. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.


DEFAULT  RATE:           In  the  event  of  any  default,  the  interest  rate
                         shall be the greater of (i) three percent (3%) in excess of the Interest Rate otherwise applicable on each outstanding advance or (ii) eighteen percent
                         (18%), but shall not at any time exceed the highest rate permitted by law.


INTEREST
PAYMENTS:                Interest  on  the  principal  balance  outstanding  on
                         the Phase II Loan from time to time shall be due and payable monthly beginning on the fifth (5th) day of the first calendar month following the Date of Closing (as hereinafter defined) and continuing on the fifth (5th) day of each consecutive calendar month thereafter.


INTEREST
RATE  PROTECTION:        Borrower  may  be  required  to  institute  an interest
                         rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product ("Interest Rate Protection Product") with respect to the Phase II Loan. The Interest Rate
                         Protection  Product,  the  portion of the Phase II Loan
                         (if less than the Phase II Loan Amount) to which the Interest Rate Protection Product shall apply, and the financial institution providing the Interest Rate
                         Protection Product shall be subject to the prior approval of the Lender.

                         If Borrower purchases the Interest Rate Protection Product from the Lender, Borrower shall enter into the Lender's customary form agreement for such purposes and any indebtedness or other obligations of Borrower arising under such agreement shall be indebtedness secured by the Mortgage and the other Loan Documents.


LOAN  FEES:              At  Closing,  fees  shall  be  payable  by  Borrower to
                         the Lender as follows:

                         1.  COMMITMENT  FEE:  At  Closing,  a Commitment Fee of
                             ---------------
                         ONE HUNDRED FORTY EIGHT THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($148,500.00) (1% of the Phase II Loan amount) shall be due and payable. $25,000.00 of this amount shall be paid at the signing of this Commitment Letter and shall be non-refundable.

                         2.  EXIT  FEE:  When  Loan  is  due and payable in full
                             ---------
                         or is prepaid in full (whether at Maturity or at any other rate), Borrower will pay to Lender an exit fee equal to four percent (4%) of the Maximum Phase II Loan Amount unless: (a) the Loan is repaid with a construction loan from Lender or an affiliate of Lender; or (b) Lender declines to grant a construction loan to Borrower.

                         Borrower acknowledges that each such fees shall be for the applicable services rendered, supported by good, valuable and adequate consideration. The Commitment Fee shall be deemed to be earned by the Lender on the date of this Commitment, and shall not be refundable for any reason.


EXPENSES:                The  Borrower  shall  pay  all  costs  and  expenses
                         including  (by way of illustration and not limitation):
                         recording fees, title insurance costs, escrow fees, flood zone determination fee, survey fees, appraisal costs, the Lender's outside and in-house attorney's costs and fees, the Lender's document preparation fee, engineer's fee, inspecting architect's fee, environmental audit and site inspection fees, and any and all other costs of the Lender in connection with this Commitment and the Phase II Loan.


LATE  FEE:               For  any  payment  of  principal  or  interest  made
                         later than five (5) days following the due date, Borrower shall pay a late fee equal to the greater of four percent (4%) of the amount of such payment or Twenty-five Dollars ($25.00).


LOAN DOCUMENTS
AND SECURITY FOR
THE PHASE II LOAN:       The  Phase  II  Loan  shall  be  evidenced  by  a
                         promissory  note  (the  "Note")  for  the Phase II Loan
                         Amount and a Loan Agreement, and shall be secured by:

                         1. A mortgage, assignment of leases and rents, security agreement and fixture filing (the "Mortgage") which Mortgage shall convey to Lender
                              (a) a first lien upon the unencumbered fee simple title to the Land and the Improvements and easements and rights of way appurtenant thereto, which Land shall be more fully described in a legal description to be provided by the Borrower to satisfaction of the Lender, and (b) a first lien and security interest in all fixtures and personal property owned by Borrower and relating to or located on the Project, and (c) assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and to all present and future rents, leases, issues and profits therefrom;

                         2. A Guaranty of Payment executed by each Repayment Guarantor and pursuant to which the Repayment Guarantors jointly and severally guarantee payment of principal, interest and other amounts due under the Phase II Loan;

                         3. Such UCC Financing Statements describing the personal property relating to the Project as Lender's counsel determines are necessary to perfect or notify third parties of the security interest intended to be created in such property by the Loan Documents;

                         4. An Environmental Indemnity Agreement executed by Borrower and the Guarantors, jointly and severally;

                         5.   A  Subordination,  Nondisturbance  and
                              Attornment Agreement between Lender and each of the tenants under any lease(s), if applicable;

                         6.   A  collateral  assignment  of  security
                              agreements and contracts related to the Project;

                         7. A collateral assignment of all purchase contracts and purchase deposits;

                         8. Such other documents, instruments or certificates as the Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of the Loan Agreement and the other Loan Documents, and to comply with the laws of this State.

                         All of the foregoing documents (the "Loan Documents") shall be in form and substance acceptable to the Lender and shall remain effective for as long a period of time as any part of the Phase II Loan is unpaid.

                         In addition, at Closing, Borrower shall deliver the opinion of Borrower's legal counsel, in form and substance acceptable to Lender and Lender's counsel, that

                         a. with respect to the Borrower, the Guarantors, the Land, and the Project, that: (a) the transactions contemplated by this Commitment do not violate any provision of any law, restriction or the document affecting the Borrower, the Guarantor(s), the Land, or the Project; (b) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrower and Guarantors and are enforceable in accordance with their terms; (c) the Borrower is a validly organized and existing [corporation or limited liability company] under the laws of the State of Florida and qualified to do business in the State of Florida, that it has the legal capacity to own, develop and operate the Land and the Project and to perform its obligations under the Loan Documents, and that the Phase II Loan has been duly authorized by the Borrower; (d) the Guarantor, as applicable, is a validly organized and existing [corporation or limited liability company] under the laws of the State of Florida and qualified to do business in the State of Florida and is duly authorized to execute and deliver the Guaranty; (e) there is no threatened or pending litigation that might affect the Phase II Loan, the Guarantor(s), the Land, the Project or the Borrower; (f) such other matters (including an opinion with respect to zoning of the Land and the Project) concerning the Phase II Loan, the Loan Documents, the Land, the Project, the Borrower, or the Guarantor, as the Lender or its counsel may require.

                         b. A non-consolidated opinion confirming that the structure of the Loans and the organization of the Borrower and Guarantors is such that the Borrower will constitute a "special purpose, bankruptcy remote entity", separate from ALH and any other related or commonly owned entities.


APPRAISAL:               Lender  has  received  a  written  appraisal by Integra
                         dated March 15, 2005 reflecting an appraised value of $29,700,000.00. The appraisal shall be updated, at Borrower's cost, as and when reasonably requested by Lender.


TITLE  INSURANCE
POLICY: Counsel for Lender shall obtain, at Borrower's expense, an ALTA extended coverage lender's policy of title insurance meeting the requirements set out in Exhibit "C" attached hereto by a title company
                         ------------
                         satisfactory to the Lender in the Phase II Loan Amount, insuring the Lender that it has a first lien upon the Project, and including insurance against construction liens and encroachments by or upon the Project and with such endorsements as may be required by the Lender, with all so-called "Standard" exceptions deleted and containing no exceptions other than those specifically approved by the Lender (the foregoing hereinafter referred to as the "ALTA Policy").


INSURANCE:               Borrower  shall  obtain  and  maintain  either
                         Builder's Risk insurance coverage or permanent All Risk
                         insurance  coverage as appropriate, satisfactory to the
                         Lender,  on  the  real  estate  and  personal  property
                         securing  this  Phase  II  Loan. All insurance policies
                         shall  be  issued  by  carriers with a Best's Insurance
                                                                ----------------
                         Reports  policy  holder's  rating  of A and a financial
                         -------
                         size  category  of Class X and shall include a standard
                         mortgage  clause (without contribution) in favor of and
                         acceptable  to  the  Lender. The policies shall provide
                         for  the  coverages  set  forth in Exhibit "D" attached
                                                            ----------
                         hereto and any other coverage that the Lender may from time to time deem necessary:

                         Each policy shall provide that it may not be cancelled, reduced or terminated without at least thirty (30) days prior written notice to Lender. The initial policies shall be prepaid and delivered to the Lender prior to closing and all renewal policies shall be deposited with Lender as evidence of such insurance.

ENVIRONMENTAL
ASSESSMENT:              Borrower  shall  provide  evidence  (including  a
                         "Phase I" environmental assessment) indicating that the Land is free from risk, in the Lender's sole judgment, from all hazardous substances, toxic substances or hazardous wastes as defined by any federal, state, or local law, statute, ordinance or regulation and is free of all other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, and that the Land is not in a "Wetlands" or "Flood Plain" area, and contains no underground storage tanks or oil or gas wells. The environmental consultant must be acceptable to the Lender and shall be directly engaged by Borrower at Borrower's cost. The Lender reserves the right, at Borrower's expense, to retain an independent consultant to review any such evidence submitted by Borrower or to conduct its own investigation of the Land.

                         In addition, the Lender may, under appropriate circumstances consider the use of environmental insurance to mitigate the risks of certain conditions.


NON-ASSIGNABILITY
OF  COMMITMENT:          This  Commitment  is  made  exclusively  to  the
                         Borrower and is not assignable nor transferable voluntarily or involuntarily by the Borrower and any such assignment or transfer or attempted assignment, or transfer shall be null and void and shall result in this Commitment being automatically and simultaneously terminated.


LENDER
PARTICIPATION/
SYNDICATION:             Borrower  acknowledges  that  the  Lender  reserves the
                         right to syndicate and/or participate its interest in the Phase II Loan and Borrower agrees to, at Lender's request, execute such additional promissory notes and other instruments as may be appropriate to evidence its obligation under the Phase II Loan to such syndicate banks as may commit, in the future, to fund a portion of the Phase II Loan Amount according to the terms of the Loan Agreement.


INDEMNIFICATION:         The  Borrower  and  any  Guarantor  agree  to indemnify
                         and to defend and hold the Lender harmless against (i) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the transactions contemplated hereby and (ii) any losses, costs, damages or expenses that the Lender may incur, directly or indirectly, including attorneys' fees, as a result of or in connection with the assertion against the Lender of any claims relating to the presence or removal of any environmental contamination on the Project or any adjacent property.


ADDITIONAL  LOAN
CONDITIONS:              1.   Borrower  and  the  Guarantor(s)  shall  submit to
                              Lender, at Lender's request: (i) not later than one hundred eighty (180) days after the end of each calendar year, annual Federal Income Tax
                              Returns; (ii) not later than 90 days after the end of each fiscal year, an annual, audited financial statement (or personal financial statement, as applicable to Wright), and (iii) not later than 45 days after the end of each calendar quarter a company prepared interim financial statement (as applicable to all Borrower and Guarantors with the exception of Wright). Each financial statement shall be prepared by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles. Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower or, in the case of each of the Guarantors' financial statements, by the Guarantor to whom it relates.
                              Borrower and the Guarantors shall provide such additional financial information Lender reasonably requires. Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.

                         2. Borrower shall erect a sign on the Land indicating that the Lender is the source of financing for the Project and to use the Phase II Loan Amount, Borrower's names and Project location in any advertisement. Borrower shall pay the costs and expenses associated with such sign.

                         3. Until the Phase II Loan is paid in full, neither the Borrower nor any Guarantor(s) shall, without the prior written consent of the Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance (other than leases for portions of the Project in the ordinary course of business), sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation of, the Project, or any interest in or portion of the Project, or any interest in the Borrower, which is effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise.

                         4. Provided no Event of Default exists under any of the Loan Documents at any time while the Phase II Loan remains unpaid, the Lender will permit
                              Borrower to pay the Property insurance premiums and real estate taxes related to the Project outside of escrow during the term of the Phase II Loan. Borrower shall furnish to the Lender evidence that the insurance premiums and real estate taxes are paid, at least five (5) days prior to the last date for payment of such amounts before imposition of any penalty or interest or termination of the insurance policy, as applicable.

                         5. Upon repayment of the Phase I Loan, Borrower shall assign as additional collateral for the Loan the following collateral that will initially secure the Phase I Loan:

                              a. Fidelity & Deposit Company of Maryland $4,000,000.00 Financial Guarantee Bond for the Project, which bond form will be acceptable to Lender in all respects, and which is to remain in place until the Loan is paid in full.

                              b.   $2,000,000.00  deposited  by  Borrower
                                   and/or Guarantors in a demand deposit account under the Lender's sole dominion and control. This account will be released upon full repayment of the Loan.

                         6. Lender shall have the right of first refusal with regard to any construction financing for Phase II of the Project.

                         7. A collateral assignment of all available cash flow from Phase I, after the Phase I loan is repaid in full, which cash flow shall be used to pay down the principal balance of this Loan.


ITEMS  TO  BE
DELIVERED
PRE-CLOSING:             Borrower  shall  furnish  the  following  documentation
                         to the Lender at least ten (10) business days prior to Closing, all in form, substance and execution satisfactory to the Lender:

                         1. Evidence that the insurance required under this Commitment has been obtained.

                         2.   ALTA/ACSM  Survey  complying  with  the
                              requirements  set  forth  on  Exhibit "A" attached
                                                            -----------
                              hereto.

                         3. Evidence of compliance with all applicable zoning requirements.

                         4. Evidence of availability of storm and sanitary sewers and all utilities to the Project.

                         5. As applicable, certified copy of Borrower's Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Borrower.

                         6. As applicable, certified copy of Guarantor's Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Guarantor.

                         7. Borrower's and each Guarantor's Federal Tax I.D. Number or Social Security Number.

                         8. A Commitment for the issuance of the ALTA Policy and copies of all items listed in Schedule B thereof.

                         9. Current financial statements of the Borrower and any Guarantors which indicate no material adverse change from those previously delivered to the Lender.

                         10.  A  copy  of  the  Lease(s)  described  on  Exhibit
                                                                         -------
                              "B" attached hereto, fully executed, and certified
                              ---
                              by the Borrower as being a true, correct and complete copy and, if applicable, a copy of the standard lease form to be used with respect to the Project.

                         11. Federal and state tax lien, judgment, UCC and pending litigation searches for the Borrower and each Guarantor for each state and county in which such entity was formed as well as the State and county in which the Project is located - in each case, not more than dated not more than sixty (60) days prior to the Phase II Loan closing. 12.


FLOOD  PLAIN
DETERMINATION:           The  Lender  shall  obtain,  at  Borrower's  cost,  a
                         Flood Zone Certificate certifying that the Premises are not located in a special flood hazard area as identified by FEMA


FINANCIAL
CONDITION:               As  of  the  Date  of  Closing  of  the  Phase II Loan,
                         there shall have been no material adverse change in the financial condition or credit of Borrower or any Guarantor or tenant of the Project nor in the value or condition of the Project.



COMMITMENT
EXPIRATION:              This  Commitment  is  open  for  acceptance  by  the
                         Borrower  until  5:00  P.M. Orlando, Florida, Time five
                         (5) days from the date of this Commitment. If it is not accepted and returned to the Lender with the Commitment
                         Fee by said date, the Commitment shall immediately become null and void without further notice.


PHASE II LOAN CLOSING
DATE: The Phase II Loan shall be closed no later than ninety (90) days from the execution of this Commitment, or this Commitment shall immediately become null and void without further notice. As used herein, "Date of Closing" and "Closing" shall mean that day on which the Mortgage is filed for record with the appropriate county recorders or clerks, and all other conditions of this Commitment are satisfied.

                         In addition, pursuant to a Commitment Letter of even date for Phase I of the Project, the "Phase II Loan" must be closed simultaneously with the closing of that certain construction loan in the amount of $96,600,000.00 (the "Phase I Loan") being made by Lender, at Lender's sole and absolute discretion, to:
                         (i) Tierra del Sol Resort, L.P., a limited partnership organized under the laws of the State of Florida; (ii) TDS Townhomes, LLC, a limited liability company organized under the laws of the State of Florida; (iii) Costa Blanca Real Estate, Inc., a corporation organized under the laws of the State of Florida; (iv) TDS Clubhouse, Inc., a corporation organized under the laws of the State of Florida; (v) TDS Amenities, Inc., a corporation organized under the laws of the State of Florida; (vi) Costa Blanca II Real Estate, LLC, a limited liability company organized under the laws of the State of Florida; (vii) Costa Blanca III Real Estate, LLC, a limited liability company organized under the laws of the State of Florida; and (viii) Tierra del Sol Resorts, Inc., a corporation organized under the laws of the State of Florida (the "Phase I Borrowers"), pursuant to that certain Commitment Letter of even date herewith executed by Lender, Phase I Borrowers, Repayment Guarantors (as defined therein) and Completion Guarantors (as defined therein).

LENDER'S  COUNSEL:       The  Lender  will  be  represented  by  the law firm of
                         Foley & Lardner LLP. The principal contact attorney at the firm will be Terence J. Delahunty, Jr., Esq.
                         (Telephone 407.244.3252 ) (Fax 407.648.1743).


     The Lender's obligation under this Commitment shall be subject to satisfaction of all of the conditions contained herein. The issuance of this Commitment shall not prejudice the Lender's rights of review and approval, including without limitation, of all documents and materials heretofore delivered to the Lender by or on behalf of the Borrower.

     This Commitment shall not be binding upon the Lender unless it is accepted in writing by the Borrower as provided herein, and delivered along with the non-refundable Commitment Fee to Lender before the Commitment Expiration. The terms of this Commitment, both prior to and after acceptance by Borrower, may be waived or modified only by a written instrument signed by the Lender and shall survive the execution of the Loan Documents, to the extent not inconsistent therewith. This Commitment shall be governed by the laws of the State of Florida, without regard to principles of conflict of laws. TIME IS OF THE
ESSENCE  IN  THIS  COMMITMENT  LETTER.


                             KEYBANK  NATIONAL  ASSOCIATION


                             By: /s/  Robert  F.  Carmichael
                                -------------------------------
                                ROBERT  F.  CARMICHAEL,  Senior  Vice  President

                            ACCEPTANCE OF COMMITMENT
                            ------------------------

     The undersigned hereby acknowledges receipt of the foregoing Commitment Letter this 16th day of August, 2005, and does hereby accept all of the terms, conditions and time limitations set forth in the Commitment Letter by the execution of same and by the payment herewith to the Lender of the Commitment Fee referred to herein, which fee the undersigned acknowledges to be non-refundable.

                                    BORROWER:

                                    TDS RESORT PHASE 2, L.P., a Florida limited partnership

                                    By:  TDSRLP,  LLC,  a  Florida  limited
                                    liability company, general parnter


                                         By:  /s/  Malcolm  J.  Wright
                                             ------------------------------
                                             Malcolm J. Wright, Managing  Member



                                    GUARANTORS:

                                    /s/  Malcolm  J.  Wright
                                    -------------------------------
                                    MALCOLM  J.  WRIGHT


                                    AMERICAN LEISURE HOLDINGS, INC., a Florida corporation

                                    By: /s/  Malcolm  J.  Wright
                                        ------------------------
                                    Its: President
                                         ---------